SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2012

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On November 5, 2012, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending September 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: November 5, 2012	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 5, 2012.

Exhibit 99.1	Press Release dated November 5, 2012.

FOR RELEASE:	NEW HARTFORD, NY, November 5, 2012
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2012 THIRD QUARTER RESULTS

New Hartford, NY- November 5, 2012 -- PAR Technology Corporation (NYSE: PAR) today announced results for the third quarter ended September 30, 2012.  PAR reported third quarter revenues of $61.1 million, a 4% increase from the $58.7 million reported for the third quarter of 2011.  Net income from continuing operations for the third quarter of 2012 was $1.3 million, representing diluted earnings per share of $0.09, compared to the third quarter of 2011 figure of $1.6 million, representing diluted earnings per share of $0.11.

Paul B. Domorski, Chairman and Chief Executive Officer, stated, "Current market conditions, in the hospitality segments we serve, are making organic growth challenging in the near-term.  Despite this uncertainty, PAR has been able to maintain profitability, while continuing our investment in expanding our market reach through new products and services."
Mr. Domorski continued, "During the third quarter, PAR made several important announcements.  In the hospitality segment, we introduced our all new PAR EverServ® 7000 Point of Sale terminal. This is a terrific new product, which delivers demonstrable value to our customers at an attractive price point.  Also in the quarter, PAR Springer-Miller formally announced the transition of its ATRIO® Guest Experience Management software with Microsoft Corporation's Windows® Azure™ cloud platform.  With Windows Azure, a global network of Microsoft-managed datacenters, PAR is now able to provide computing and storage resources in support of ATRIO, assuring our customers of 99.95% uptime.  During the quarter, we also announced new distribution partners, as we prepare for the aggressive roll-out of ATRIO worldwide."
"Finally, our Government contracting segment announced several new contracts, most notably the award by the U.S. Army of an additional contract with a ceiling value of $48 million and a five year term.  This is the most recent contract we have received based on our expertise in advanced Full Motion Video (FMV), Geospatial Information Systems (GIS) and Intelligence Surveillance and Reconnaissance (ISR) software and hardware technologies. PAR is providing research, development, deployment and operational support, and user training necessary to transition these innovative and important capabilities to the field."
Mr. Domorski concluded, "The continued slowdown in business with our largest restaurant technology customer in the quarter has resulted in lower year-over-year revenue in our hospitality technology segment.  Our other hospitality markets have also shown weakness in the quarter.  However, given our conservative approach to uncertainty, we braced PAR for such conditions, refrained from any non-essential expenditures and concentrated on profitability while continuing our focus on innovation and new product introductions.  It is important to note that we continue to benefit from our strong and growing Government contracting business through a pipeline of new contract wins. As our hospitality technology markets rebound from the current market slowdown, we are poised to return to improved growth patterns with higher profitability."

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

About PAR Technology Corporation
PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR has two operating segments:

•
PAR's Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years. ParTech, Inc. offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR Springer-Miller Systems, Inc. offers hotel management systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  PAR Springer-Miller Systems also provides the spa industry a leading management application that was specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies.

•
PAR's Government segment is comprised of PAR Government Systems Corporation, which provides system solutions to Federal/State Government agencies, and Rome Research Corporation, which is a leading provider of communications and information technology support services to the United States Department of Defense.

Visit www.partech.com for more information.
There will be a conference call at 10:00 a.m. eastern time on November 5, 2012, during which the Company's management will discuss the financial results for the third quarter of 2012.  If you would like to participate in this conference please call 800-561-2731 approximately 10 minutes before the call is scheduled to begin and use the PAR pass code 23958721.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR's website at www.partech.com, and through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network.  Institutional investors can access the call via CCBN's password-protected site, StreetEvents (www.streetevents.com).  In case you are unable to participate in the conference call, an automatic replay will be available on the World Wide Web via www.companyboardroom.com until November 12, 2012 or dial 888-286-8010  and use the Pass Code number 39590683 until November 12, 2012 as well.

###

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
 (in thousands, except share amounts)

	September 30,	December 31,
Assets	2012	2011
Current assets:
Cash and cash equivalents	$18,206	$7,742
Accounts receivable-net	26,323	30,680
Inventories-net	25,469	25,260
Income tax refund	37	-
Deferred income taxes	9,503	10,240
Other current assets	3,958	3,088
Escrow receivable	956	-
Total current assets	84,452	77,010
Property, plant and equipment - net	6,099	5,259
Deferred income taxes	5,402	5,605
Goodwill	6,852	6,852
Intangible assets - net	16,779	15,888
Other assets	2,392	2,147
Assets of discontinued operations	-	3,182
Total Assets	$121,976	$115,943
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$157	$1,494
Accounts payable	17,164	15,773
Accrued salaries and benefits	6,628	7,002
Accrued expenses	3,792	2,609
Customer deposits	763	1,137
Deferred service revenue	12,880	10,412
Income taxes payable	-	138
Total current liabilities	41,384	38,565
Long-term debt	1,114	1,249
Other long-term liabilities	3,184	2,837
Liabilities of discontinued operations	104	925
Total liabilities	45,786	43,576
Commitments and contingencies
Shareholders' Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized;
17,061,171 and 16,863,868 shares issued;
15,353,484 and 15,156,584 outstanding	341	337
Capital in excess of par value	43,547	42,990
Retained earnings	38,371	35,073
Accumulated other comprehensive loss	(235)	(201)
Treasury stock, at cost, 1,707,687 and 1,707,284 shares	(5,834)	(5,832)
Total shareholders' equity	76,190	72,367
Total Liabilities and Shareholders' Equity	$121,976	$115,943

See accompanying notes to consolidated financial statements

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months		For the nine months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011
Net revenues:
Product	$22,340	$24,424	$62,652	$68,877
Service	16,720	18,510	48,113	51,594
Contract	21,992	15,756	67,965	48,836
	61,052	58,690	178,730	169,307
Costs of sales:
Product	14,681	15,754	39,699	42,888
Service	11,775	13,184	33,813	44,176
Contract	20,584	14,667	64,151	45,812
	47,040	43,605	137,663	132,876
Gross margin	14,012	15,085	41,067	36,431
Operating expenses:
Selling, general and administrative	9,410	8,745	28,844	27,730
Research and development	3,309	3,363	9,947	10,428
Impairment of goodwill and intangible assets	-	-	-	20,843
Amortization of identifiable intangible assets	138	257	441	667
	12,857	12,365	39,232	59,668
Operating income (loss) from continuing operations	1,155	2,720	1,835	(23,237)
Other income (expense), net	233	23	440	(106)
Interest expense	(22)	(48)	(64)	(163)
Income (loss) from continuing operations before provision for income taxes	1,366	2,695	2,211	(23,506)
(Provision) benefit for income taxes	(62)	(1,099)	(383)	8,317
Income (loss) from continuing operations	1,304	1,596	1,828	(15,189)
Discontinued operations
Income (loss) on discontinued operations (net of tax)	50	(394)	1,470	(1,053)
Net income (loss)	$1,354	$1,202	$3,298	$(16,242)
Basic Earnings per Share:
Income (loss) from continuing operations	.09	.11	.12	(1.01)
Income (loss) from discontinued operations	.00	(.03)	.10	(.07)
Net income (loss)	$.09	$.08	$.22	$(1.08)
Diluted Earnings per Share:
Income (loss) from continuing operations	.09	.11	.12	(1.01)
Income (loss) from discontinued operations	.00	(.03)	.10	(.07)
Net income (loss)	$.09	$.08	$.22	$(1.08)
Weighted average shares outstanding
Basic	15,131	15,031	15,105	14,984
Diluted	15,207	15,118	15,179	14,984

See

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

		For the nine months ended September 30, 2011
	For the nine months ended September 30, 2012	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$178,730	$169,307	-	$169,307
Costs of sales	137,663	132,876	7,732	125,144
Gross Margin	41,067	36,431	7,732	44,163

Operating Expenses
Selling, general and administrative	28,844	27,730	595	27,135
Research and development	9,947	10,428	-	10,428
Impairment of goodwill and intangible assets	-	20,843	20,843	-
Amortization of identifiable intangible assets	441	667	-	667
Total operating expenses	39,232	59,668	21,438	38,230

Operating income (loss) from continuing operations	1,835	(23,237)	29,170	5,933
Other income (expense), net	440	(106)	253	147
Interest expense	(64)	(163)	-	(163)
Income (loss) from continuing operations before provision for income taxes	2,211	(23,506)	29,423	5,917
(Provision)benefit for income taxes	(383)	8,317	(10,568)	(2,251)
Income (loss) from continuing operations	$1,828	$(15,189)	$18,855	$3,666
Income (loss) per diluted share from continuing operations	$0.22	$(1.01)		$0.24

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

For the nine months ended September 30, 2011, the Company recorded total charges of $29.4 million primarily related to an impairment of goodwill and intangible assets of $20.8 million.  Additionally, the Company recorded a charge of $7.7 million related to a non-recurring write-down of certain inventory associated with discontinued products, and charges of $0.9 million related to the consolidation of some of its facilities.  The aforementioned charges have been recorded net of tax benefit of $10.6 million and have been excluded in the Company's non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company's core operations during any particular period.

These charges did not have any impact on the Company's financial results for the three months ended September 30, 2011.